UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZENATECH, INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
69 Yonge Street, Suite 1403 Toronto, Ontario Canada (Address of principal executive offices)	M5E 1K3 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, Par Value $0.30 Per Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: [ ]

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: _______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

 Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Shares of ZenaTech, Inc. (the "Registrant") to be registered hereby is set forth under the heading "Description of Capital Stock - Common Shares" in the prospectus included in the Registration Statement on Form F-1 filed by the Registrant with the Securities and Exchange Commission on February 2, 2024, as amended on March 11, 2024, April 10, 2024, April 30, 2024, May 22, 2024, June 6, 2024, June 21, 2024, July 25, 2024, August 20, 2024, September 6, 2024, September 18, 2024 and September 24, 2024 (the "Registration Statement"), and is hereby incorporated by reference. Any form of prospectus or prospectus amendment or supplement to the Registration Statement that includes a description of the Registrant's Common Shares that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions under Form 8-A, no exhibits are required to be filed herewith as no other securities of the Registrant are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: September 26, 2024

 ZENATECH, INC.

By:	/s/ Dr. Shaun Passley
Dr. Shaun Passley Chief Executive Officer